Item 77C

SCUDDER INTERNATIONAL RESEARCH FUND

The Proxy Statement on Schedule 14A for Scudder International Research Fund (File No. 811-08395), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 25, 2002.